                                                                    Exhibit 4.19

                                                                [EXECUTION COPY]

                               THIRD AMENDMENT TO
                     POST-PETITION CREDIT AGREEMENT, SECOND
            AMENDMENT TO POST-PETITION PLEDGE AND SECURITY AGREEMENT
                            AND CONSENT OF GUARANTORS

      This THIRD AMENDMENT TO POST-PETITION CREDIT AGREEMENT, SECOND AMENDMENT
TO POST-PETITION PLEDGE AND SECURITY AGREEMENT AND CONSENT OF GUARANTORS (this
"Amendment") is dated as of December 19, 2002 and entered into by and among
KAISER ALUMINUM CORPORATION, a Delaware corporation, as debtor and debtor-in-possession (the "Parent Guarantor"), KAISER ALUMINUM & CHEMICAL
CORPORATION, a Delaware corporation, as debtor and debtor-in-possession (the
"Company"), the banks and other financial institutions signatory hereto that are parties as Lenders to the Credit Agreement referred to below (the "Lenders"),
BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacity, the "Agent") for the Lenders, GENERAL ELECTRIC CAPITAL CORPORATION
("GE Capital") as Documentation Agent, THE CIT GROUP/BUSINESS CREDIT, INC.
("CIT"), as Co-Syndication Agent, and FOOTHILL CAPITAL CORPORATION ("Foothill"),
as Co-Syndication Agent (GE Capital, CIT and Foothill, collectively, the
"Co-Agents").

                                    RECITALS

         WHEREAS, the Parent Guarantor, the Company, the Lenders, and the Agent
have entered into that certain Post-Petition Credit Agreement dated as of
February 12, 2002, as amended by that certain First Amendment to Post-Petition
Credit Agreement and Post-Petition Pledge and Security Agreement and Consent of
Guarantors dated as of March 21, 2002 (the "First Amendment") and that certain
Second Amendment to Post-Petition Credit Agreement and Consent of Guarantors
dated as of March 21, 2002 and as further modified by that certain Waiver and
Consent with Respect to Post-Petition Credit Agreement dated as of October 9,
2002 (as so amended and modified, the "Credit Agreement"; capitalized terms used in this Amendment without definition shall have the meanings given such terms in the Credit Agreement); and

         WHEREAS, the Parent Guarantor, the Company, certain Subsidiaries of the
Company and the Agent have entered into that certain Post-Petition Pledge and
Security Agreement dated as of February 12, 2002, as amended by the First
Amendment (as so amended, the "Security Agreement"); and

         WHEREAS, the Company has requested that the Lenders agree to amend certain provisions of the Credit Agreement and the Security Agreement and the
Lenders signatory to this Amendment are willing to agree to such amendments on the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the Parent Guarantor, the Company, the Lenders, and the Agent agree as follows:

         1.       AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions and upon the terms set forth in this Amendment, the Credit Agreement is hereby amended as follows:

         1.1      AMENDMENTS TO SECTION 1.1 (DEFINITIONS).

         (a)   The definition of "Adjusted Net Earnings from Operations" is amended to (i) delete the word "and" preceding clause (i); (ii) change the period at the end of such definition to a semicolon; and (iii) add the following new clauses (j), (k) and (l):

               "(j) the Mead Charges; (k) non-cash LIFO inventory valuation charges in aggregate amounts not to exceed $20,000,000; and (l) non-cash charges incurred as a result of any Permitted Asset Disposition of the
    Kaiser Center Assets in aggregate amounts not to exceed $25,000,000."

         (b)   The definition of "Borrowing Base" is amended to delete clause
(c) in its entirety and replace it with the following:

               "(c) the lesser of (i) $100,000,000, reducing each month
    commencing in February 2003 on a seven year straight line amortization;
    provided, that such amount shall be reduced by (x) an amount equal to 50% of the Net Disposition Proceeds of a Permitted Asset Disposition of the Kaiser
    Center Assets, (y) an amount equal to 50% of the Net Disposition Proceeds in excess of $20,000,000 of a Permitted Asset Disposition of the Tacoma Plant,
    and (z) an amount equal to 50% of the Net Disposition Proceeds in excess of
    $10,000,000 of a Permitted Asset Disposition of the Oxnard Plant, and
    following each such reduction, the remaining amount shall amortize on a straight line basis over the remaining portion of the seven-year amortization period; and (ii) 50% of the OLV In-Place Value of Eligible
    Fixed Assets (such lesser number, the "PPE Subcomponent");"

         (c)   The definition of "EBITDA" is amended by deleting the number
"$10,000,000" clause (A)(ii) and replacing it with the number "$30,000,000."

         (d)   The definition of "Eligible Account" is amended to delete clause
(h) in its entirety and to replace it with the following:

               "(h) if the aggregate dollar amount of all Accounts owed by the
    Account Debtor thereon exceeds 5% ( 15% in respect of (i) Accounts owed by the Account Debtors identified in Item 11 ("Major Account Debtors") of the
    Disclosure Schedule, as such Item may be amended from time to time by the
    Agent, in its commercially reasonable judgment, after consultation with the Company, to add or delete Account Debtors and (ii) Accounts owed by any other Account Debtor which are secured or payable by a letter of credit acceptable to the Agent and issued by a financial institution acceptable to the Agent) of the aggregate amount of all Accounts at such time, but only to the extent of such excess;"

         (e)   The following definitions of "Kaiser Center Assets," "Mead
Charges," "Oxnard Plant," "Permitted Asset Dispositions," "Permitted QAL
Investment Amount," and "Tacoma Plant," are added in proper alphabetical order:

         "Kaiser Center Assets" means the real property, building, leases, contracts, licenses, personal property, notes, security interests and other interests of the Company and its Subsidiaries with respect to that certain property located in Oakland, California known as the Kaiser Center, and more particularly described on Exhibit F attached hereto.

         "Mead Charges" means the following charges incurred by the Company in connection with the curtailment of operations or shutdown of the Company's facility in Mead, Washington: (i) a non-cash impairment charge of up to
    $145,000,000 associated with the fixed assets at such facility; (ii)
    accounting charges for future retiree medical, pension, and other benefits of up to $65,000,000 representing amounts that would be paid over an extended period of time (primarily after the expiration of the term of this
    Agreement); and (iii) other accounting charges (e.g. inventory writedowns, salaried work force restructuring, etc.) which are non-cash or have limited cash impacts during the term of this Agreement of up to $20,000,000;
    provided that, for purposes of calculating Adjusted Net Earnings from
    Operations, the aggregate amount of Mead Charges which may be excluded shall not exceed $230,000,000; and the aggregate amount of cash charges, including cash charges for future retiree medical, pension and other benefits allocated by the Company in good faith to employees at the Mead facility, which may be excluded shall not exceed $10,000,000.

         "Oxnard Plant" means the real property, buildings, equipment, inventory, leases, contracts, licenses and intangible assets used exclusively in the Company's fabricated products plant in Oxnard, California as more particularly described in that certain Asset Purchase and Sale
    Agreement dated as of September 12, 2002 between the Company and Aluminum
    Precision Products, Inc. and that certain Standard Offer, Agreement and
    Escrow Instructions for Purchase of Real Property dated September 12, 2002 between the Company and Aluminum Precision Products, Inc., copies of which agreements have been filed with the Bankruptcy Court.

         "Permitted Asset Dispositions" means any Asset Disposition of (i) the
    Kaiser Center Assets for which the Company and/or any of its Subsidiaries receive Net Disposition Proceeds in an amount satisfactory to the Required
    Lenders; provided that 50% of such Net Disposition Proceeds are applied to the Obligations in accordance with Section 3.3.4 and to permanently reduce the PPE Subcomponent in accordance with the definition of such term; (ii)
    the Tacoma Plant; provided, that 50% of all Net Disposition Proceeds of such
    Asset Disposition in excess of $20,000,000 are applied to the Obligations in accordance with Section 3.3.4 and to permanently reduce the PPE
    Subcomponent in accordance with the definition of such term; and (iii) the
    Oxnard Plant; provided that 50% of all Net Disposition Proceeds of such
    Asset Disposition in excess of $10,000,000 are applied to the Obligations in accordance with Section 3.3.4 and to permanently reduce the PPE Subcomponent in accordance with the definition of such term. After application of the
    Net Disposition Proceeds to the Obligations as required by the foregoing, if no Event of Cash Dominion has occurred and is continuing and the provisions of Section 5.7 are not applicable, the remaining portion of such Net
    Disposition Proceeds after such application shall be disbursed to the
    Company.

         "Permitted QAL Investment Amount" means an aggregate amount during the
    2002 and 2003 Fiscal Years of $87,000,000, which may consist of any combination of cash Investments in, and/or Contingent Liabilities incurred in respect of Indebtedness of, QAL by the Company and/or any Guarantor;
    provided that all such cash Investments in, or Contingent Liabilities incurred in respect of Indebtedness of, QAL shall be made on a ratable basis with those of the other joint venture participants in QAL, based on the amount of such Persons' ownership interests in QAL.

         "Tacoma Plant" means the real property, buildings and Equipment used exclusively in connection with the Company's primary aluminum smelter located at 3400 Taylor Way, Tacoma, Washington.

         1.2   AMENDMENT TO SECTION 5.7 (MANDATORY PAYMENT TO AGENT OF LETTER OF
CREDIT OUTSTANDINGS). Section 5.7 of the Credit Agreement is amended to add the following sentence immediately after the first sentence of that Section:

         "In addition, the Company agrees that, on the Stated Maturity Date or any earlier date on which all Commitments are terminated, it will either pay to the Agent in Dollars and in immediately available funds for deposit in the L/C Collateral Account an amount equal to the then aggregate Letter of
    Credit Outstandings or provide to the Agent one or more letters of credit, in form and substance satisfactory to the Agent and from an issuer satisfactory to the Agent, in an aggregate amount equal to the then aggregate Letter of Credit Outstandings, which letters of credit may be drawn by the Agent and the proceeds applied to the Letter of Credit
    Outstandings to the extent that any Letter of Credit which is outstanding on such termination date is drawn.

         1.3   AMENDMENT TO SECTION 7.4.1 (COMPLIANCE WITH WARRANTIES, NO
DEFAULT, ETC.).  Section 7.4.1 of the Credit Agreement is amended to add the following new, unlettered paragraph at the end thereof:

         "For purposes of the conditions set forth in Sections 7.4.1(a),
    7.4.1(b)(ii) and 7.4.1(c), and the representations and warranties set forth in Sections 8.6(b) and 8.7(b), the adverse decision of the Administrative
    Law Judge rendered in May 2002 in connection with allegations of unfair labor practices in connection with the United Steelworkers of America strike and subsequent lockout, and any affirmation of such decision on appeal, shall not be deemed to reasonably be expected to have a Materially Adverse
    Effect or have a reasonable possibility of having a Materially Adverse
    Effect so long as such decision is subject to further appeal, any judgment which has been entered is stayed and no amounts are paid by any Obligor during the term of this Agreement."

         1.4   AMENDMENT TO SECTION 9.1.1 (FINANCIAL INFORMATION, REPORTS,
NOTICES, ETC.)  Section 9.1.1 of the Credit Agreement is amended to add the following new subsection (m):

         "(m) No later than 5 Business Days prior to filing any
    application or motion with the Bankruptcy Court with respect to any
    Permitted Asset Disposition or any other proposed Asset Disposition not permitted under Section 9.2.11 of this Agreement, a written description of the proposed Asset Disposition, together with a copy of the purchase and sale agreements and all other material agreements related thereto."

         1.5   AMENDMENT TO SECTION 9.2.4 (MINIMUM EBITDA).  Section 9.2.4 of
the Credit Agreement is deleted in its entirety and replaced with the following:

         (a) The Company and its Subsidiaries, on a consolidated basis, shall have a minimum EBITDA of not less than the following amounts, measured as of the last day of each Fiscal Quarter for the periods specified below:

                            Period                         EBITDA

         Petition Date to 6/30/02                           $(45,000,000)
         Petition Date to 9/30/02                            (48,000,000)
         Petition Date to 12/31/02                           (82,000,000)
         4 Fiscal Quarters ending 3/31/03                    (98,000,000)
         4 Fiscal Quarters ending 6/30/03                    (86,000,000)
         4 Fiscal Quarters ending 9/30/03                    (45,000,000)
         4 Fiscal Quarters ending 12/31/03                    10,000,000

         (b) If at any time during any month for a period of three (3)
    consecutive Business Days (i) the Revolving Credit Outstandings exceed
    $100,000,000 or (ii) Revolving Commitment Availability is less than
    $75,000,000 (each condition in clause (i) and (ii), a "Trigger Event") then for that month and each month thereafter in which a Trigger Event occurs, the Company and its Subsidiaries, on a consolidated basis, shall have a minimum EBITDA of not less than the following amounts, measured as of the last day of each month for the period specified below:

                            Period
         Petition Date to 06/30/02                        (45,000,000)
         Petition Date to 07/31/02                        (48,000,000)
         Petition Date to 08/30/02                        (48,000,000)
         Petition Date to 09/30/02                        (48,000,000)
         Petition Date to 10/31/02                        (82,000,000)
         Petition Date to 11/30/02                        (82,000,000)
         Petition Date to 12/31/02                        (82,000,000)
         Petition Date to 01/31/03                        (98,000,000)
         Petition Date to 02/28/03                        (98,000,000)
         12 months ending 03/31/03                        (98,000,000)
         12 months ending 04/30/03                        (94,000,000)
         12 months ending 05/31/03                        (90,000,000)
         12 months ending 06/30/03                        (86,000,000)
         12 months ending 07/31/03                        (72,000,000)
         12 months ending 08/31/03                        (58,000,000)
         12 months ending 09/30/03                        (45,000,000)
         12 months ending 10/31/03                        (27,000,000)
         12 months ending 11/30/03                         (9,000,000)
         12 months ending 12/31/03                         10,000,000
         12 months ending 01/31/04                         10,000,000
         12 months ending 02/28/04                         10,000,000

         1.6   AMENDMENT TO SECTION 9.2.11 (ASSET DISPOSITIONS). Section 9.2.11
of the Credit Agreement is amended to (i) delete the parenthetical phrases "(or apply to the Bankruptcy Court to do so)" and "(or permit any of its Subsidiaries to apply to the Bankruptcy Court to)", (ii) delete the phrase "$25,000,000 in any Fiscal Year" in clause (i) and replace it with "$30,000,000 in the 2002
Fiscal Year or $25,000,000 in any other Fiscal Year;" and (iii) to add a new clause (j) to read as follows:

         "(j)  Permitted Asset Dispositions;"

         1.7   AMENDMENT TO SECTION 9.2.20 (ADDITIONAL INVESTMENTS IN PERSONS
OTHER THAN DEBTORS). Section 9.2.20 of the Credit Agreement is deleted in its entirety and replaced with the following:

               SECTION 9.2.20. ADDITIONAL INVESTMENTS IN PERSONS OTHER THAN
    DEBTORS. Notwithstanding anything to the contrary contained in Sections
    9.2.2, 9.2.5 and 9.2.18 hereof, after the date hereof the Company and the
    Parent Guarantor shall not (or apply to the Bankruptcy Court to do so), and will not permit any Guarantor to (or permit any Guarantor to apply to the
    Bankruptcy Court to), make any cash Investments in, or incur any Contingent
    Liabilities to pay the Indebtedness of, any Person other than a Debtor except (i) Investments and Contingent Liabilities to the extent reflected in the Financial Forecast; provided that solely with respect to Investments in, or Contingent Liabilities with respect to the Indebtedness of, QAL the
    Financial Forecast shall be amended to permit the Company and KAAC to make cash Investments in, and to incur Contingent Liabilities in respect of the
    Indebtedness of, QAL in accordance with the definition of and in aggregate amount for all such cash Investments and Contingent Liabilities not to exceed the Permitted QAL Investment Amount, (ii) other Investments made in, or Contingent Liabilities incurred on behalf of, QAL, ALPART, Anglesey or
    VALCO in an amount not to exceed $10,000,000 per annum (so long as, after giving effect to any Investment made or Contingent Liability incurred pursuant to this clause (ii), an Event of Cash Dominion shall not have occurred and be continuing by reason thereof), and (iii) Investments in or
    Contingent Liabilities in respect of Kaiser Aluminum and Chemical of Canada
    Limited for the purpose of Capital Expenditures not to exceed $5,000,000 per annum, in each case to the extent permitted under Section 9.2.7.

         1.8   AMENDMENT TO EXHIBIT D-2 (COMPLIANCE CERTIFICATE) The form of
Compliance Certificate attached to the Credit Agreement as Exhibit D-2 is amended to delete the penultimate paragraph in its entirety and to replace it with the following:

         "The Company hereby also represents and warrants to the Agent, for the benefit of the Agent and the Lenders, that, except as may have been previously disclosed to the Agent in writing pursuant to clause (d) of
    Section 9.1.1, no Default has occurred and is continuing."

         1.9   ADDITION OF NEW EXHIBIT F (KAISER CENTER ASSETS).  The Credit
Agreement is amended to add Exhibit F in the form attached to this Amendment as
Exhibit 1.

         1.10  AMENDMENT TO SCHEDULE XI OF THE CREDIT AGREEMENT (SUBSIDIARIES
HAVING TOTAL ASSETS GREATER THAN $1 MILLION). Schedule XI of the Credit
Agreement is amended to delete the words "set forth on Schedule III, IV or VII"
in the introductory text and to replace them with "that are Guarantors."

         1.11  AMENDMENT TO ITEM 4 OF DISCLOSURE SCHEDULE (ONGOING
INDEBTEDNESS). Item 4 of the Disclosure Schedule to the Credit Agreement is
amended to add the following Indebtedness:

Holders of three promissory notes issued by      $41,205,849 (as of 11/01/2002)
Newkirk Kalan, LLP (formerly known as Kalan
Associates Limited Partnership) in connection
with the August 1983 sale and leaseback
transaction of the Kaiser Center and certain
related assets, which promissory notes are
secured on a non-recourse basis by liens on
certain assets of Kaiser Center, Inc.
described in Item 5 of the Disclosure
Schedule

         1.12  AMENDMENT TO ITEM 5 OF DISCLOSURE SCHEDULE (ONGOING LIENS).  Item
5 of the Disclosure Schedule to the Credit Agreement is amended to add the following Liens:

         "5. The Liens granted by Kaiser Center, Inc. to secure payment of three promissory notes (and certain related obligations) issued by Newkirk Kalan
    LLP (formerly known as Kalan Associates Limited Partnership) in connection with the August 1983 sale and leaseback transaction of the Kaiser Center and certain related assets. As of November 1, 2002, two of such promissory notes were held by MLP Holdings, LLC and had an aggregate outstanding principal balance of $10,929,977. As of November 1, 2002, the third of such promissory notes was held by the Company and had an outstanding principal balance of
    $30,275,872.

         6. The Liens granted by Alwis of its rights, as lessor, under its sublease of the Kaiser Center and certain related assets to the Company.
    The Liens secure payment and performance by Alwis, as lessee, of its obligations under a master lease with Newkirk Kalan LLP for the Kaiser
    Center and certain related assets."

         2.    AMENDMENTS TO SECURITY AGREEMENT. Subject to the conditions and upon the terms set forth in this Amendment, the Security Agreement is hereby amended as follows:

         2.1   AMENDMENT TO SECTION 5.(O). Section 5.(o) of the Security
Agreement is amended to delete clause (i) in its entirety and replace it with the following:

         "(i) 100% of the issued and outstanding shares of all classes of capital stock of each Obligor and each Significant Subsidiary which is a
    Domestic Subsidiary of the applicable Obligor, other than the capital stock of the Parent Guarantor, KAAC, AJI and KJC and the securities of the Company referred to in clause (i) to Section 9.2.6(a) of the Credit Agreement."

         2.2   ADDITION OF SCHEDULES VIII (PLEDGED NOTES) AND IX (PLEDGED
SHARES). The Security Agreement is amended to add Schedules VIII and IX in the forms attached hereto as Schedules VIII and IX.

         3.    REPRESENTATIONS AND WARRANTIES OF PARENT GUARANTOR AND THE
COMPANY. Each of the Parent Guarantor and the Company represents and warrants to each Lender and the Agent that the following statements are true, correct and complete:

         3.1   POWER AND AUTHORITY. Each of the Parent Guarantor, the Company
and each other Obligor has all corporate or other organizational power and authority to enter into this Amendment and, as applicable, the Consent of
Guarantors attached hereto (the "Consent"), and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the
Credit Agreement, as amended hereby.

         3.2   DUE AUTHORIZATION, NON-CONTRAVENTION. The execution, delivery and performance by the applicable Obligor of this Amendment and the Consent and the performance of the obligations of each Obligor under or in respect of the Credit
Agreement as amended hereby have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene such Obligor's Organic
Documents, (b) contravene any contractual restriction entered into after the
Petition Date where such a contravention has a reasonable possibility of having a Materially Adverse Effect, or contravene any law or governmental regulation or court order binding on or affecting such Obligor, or (c) result in, or require the creation or imposition of, any Lien on any of such Obligor's properties.

         3.3   EXECUTION, DELIVERY AND ENFORCEABILITY. This Amendment and the
Consent have been duly executed and delivered by each Obligor which is a party thereto and constitute the legal, valid and binding obligations of such Obligor, enforceable in accordance with their terms.

         3.4   NO DEFAULT OR EVENT OF DEFAULT. After giving effect to this
Amendment, no event has occurred and is continuing or will result from the execution and delivery of this Amendment or the Consent that would constitute a
Default or an Event of Default.

         3.5   REPRESENTATIONS AND WARRANTIES, ETC. All of the conditions set forth in Section 7.4, giving effect to this Amendment, have been met on and as of the date hereof and as of the effective date of this Amendment.

         4.    CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment
shall be effective only if and when (a) this Amendment has been signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by, the Parent Guarantor, the Company and the
Required Lenders, and counterparts of the Consent have been delivered to the
Agent by the Parent Guarantor and each Subsidiary Guarantor; (b) this Amendment has been approved by the Bankruptcy Court in the Chapter 11 Cases and the Agent
has received a copy of the order entered by the Bankruptcy Court; and (c) the
Company has paid to the Agent, for the ratable benefit of the Lenders an amendment fee equal to $750,000.

         5.    EFFECT OF AMENDMENT; RATIFICATION. This Amendment is a Loan
Document. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement and the Security
Agreement shall mean the Credit Agreement and the Security Agreement, as applicable, as amended hereby. Except as expressly amended hereby, the Credit
Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed. Each of the Parent Guarantor and the Company confirms that as amended hereby, each of the Loan Documents is in full force and effect.

         6.    APPLICABLE LAW. THE VALIDITY, INTERPRETATIONS AND ENFORCEMENT OF
THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS
AMENDMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE
GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK; PROVIDED
THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL
LAW.

         7.    COMPLETE AGREEMENT. This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document. The execution, delivery and effectiveness of this Amendment do not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Obligor.

         8.    CAPTIONS; COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts
(including by telecopy), all of which taken together shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, each of the undersigned has duly executed this Third Amendment to Post-Petition Credit Agreement, Second Amendment to
Post-Petition Pledge and Security Agreement and Consent of Guarantors as of the
date set forth above.

"PARENT GUARANTOR"                           KAISER ALUMINUM CORPORATION

                                             By:  /s/ David A. Cheadle
                                             Name:    David A. Cheadle
                                             Title:   Assistant Treasurer

"THE COMPANY"                                KAISER ALUMINUM & CHEMICAL
                                             CORPORATION

                                             By:   /s/ David A. Cheadle
                                             Name:     David A. Cheadle
                                             Title:    Assistant Treasurer

                       [Signatures Continued on Next Page]

                                             BANK OF AMERICA, N.A.,
                                             as the Agent and a Lender

                                             By:   /s/ Robert M. Dalton
                                             Name:     Robert M. Dalton
                                             Title:    Vice President

                                             GENERAL ELECTRIC CAPITAL
                                             CORPORATION, as a Lender

                                             By:   /s/ John L. Dale
                                             Name:     John L. Dale
                                             Title:    Duly Authorized Signatory

                                             FOOTHILL CAPITAL CORPORATION,
                                             as a Lender

                                             By:   /s/ E. Kim
                                             Name:     Eunnie Kim
                                             Title:    Asst. Vice President

                                             THE CIT GROUP/BUSINESS CREDIT, INC.,
                                              as a Lender

                                             By:   /s/ Grant Weiss
                                             Name:     Grant Weiss
                                             Title:    Vice President

                                             MERRILL LYNCH BUSINESS FINANCIAL
                                             SERVICES INC., as a Lender

                                             By:   /s/ Michele Kovatchis
                                             Name:     Michele Kovatchis
                                             Title:    Director

                                             PNC BANK, NATIONAL ASSOCIATION,
                                             as a Lender

                                             By:   /s/ Sandra Sha Kenyon
                                             Name:     Sandra Sha Kenyon
                                             Title:    Vice President

                                             GMAC BUSINESS CREDIT, LLC,
                                             as a Lender

                                             By:   /s/ Joel Richards
                                             Name:     Joel Richards
                                             Title:    Director

                                             THE PROVIDENT BANK,
                                             as a Lender

                                             By:   /s/ Mary Sue Wolfer
                                             Name:     Mary Sue Wolfer
                                             Title:    Director

                              CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations of the Company under the Credit Agreement and each other Loan Document and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned
Guarantors are not impaired or affected and the Parent Guaranty and the
Subsidiary Guaranty continue in full force and effect, and (c) ratifies the
Parent Guaranty or the Subsidiary Guaranty, as applicable, and each of the Loan
Documents to which it is a party and further ratifies the Security Interests granted by it to the Agent for its benefit and the benefit of the Secured
Parties.

               IN WITNESS WHEREOF, each of the undersigned has executed and delivered this CONSENT OF GUARANTORS as of the date first set forth above.

                                        AKRON HOLDING CORPORATION

                                        By      /s/ David A. Cheadle
                                                    David A. Cheadle
                                        Title:      Assistant Treasurer

                                        ALPART JAMAICA INC.

                                        By      /s/ David A. Cheadle
                                                    David A. Cheadle
                                        Title:      Assistant Treasurer

                                        KAISER ALUMINA AUSTRALIA CORPORATION

                                        By      /s/ David A. Cheadle
                                                    David A. Cheadle
                                        Title:      Assistant Treasurer

                                        KAISER BELLWOOD CORPORATION

                                        By      /s/ David A. Cheadle
                                                    David A. Cheadle
                                        Title:      Assistant Treasurer

                                        KAISER ALUMINUM & CHEMICAL INVESTMENT, INC.

                                        By      /s/ David A. Cheadle
                                                    David A. Cheadle
                                        Title:      Assistant Treasurer

                                        KAISER ALUMINIUM INTERNATIONAL, INC.

                                        By      /s/ David A. Cheadle
                                                    David A. Cheadle
                                        Title:      Assistant Treasurer

                                        KAISER ALUMINUM PROPERTIES, INC.

                                        By      /s/ David A. Cheadle
                                                    David A. Cheadle
                                        Title:      Assistant Treasurer

                                        KAISER ALUMINUM TECHNICAL
                                            SERVICES, INC.

                                        By      /s/ David A. Cheadle
                                                    David A. Cheadle
                                        Title:      Assistant Treasurer

                                        KAISER FINANCE CORPORATION

                                        By      /s/ David A. Cheadle
                                                    David A. Cheadle
                                        Title:      Assistant Treasurer

                                        KAISER JAMAICA CORPORATION

                                        By      /s/ David A. Cheadle
                                                    David A. Cheadle
                                        Title:      Assistant Treasurer

                                        KAISER MICROMILL HOLDINGS, LLC

                                        By      /s/ David A. Cheadle
                                                    David A. Cheadle
                                        Title:      Assistant Treasurer

                                        KAISER SIERRA MICROMILLS, LLC

                                        By      /s/ David A. Cheadle
                                                    David A. Cheadle
                                        Title:      Assistant Treasurer

                                        KAISER TEXAS SIERRA MICROMILLS, LLC

                                        By      /s/ David A. Cheadle
                                                    David A. Cheadle
                                        Title:      Assistant Treasurer

                                        KAISER TEXAS MICROMILL HOLDINGS, LLC

                                        By      /s/ David A. Cheadle
                                                    David A. Cheadle
                                        Title:      Assistant Treasurer

                                        OXNARD FORGE DIE COMPANY, INC.

                                        By      /s/ David A. Cheadle
                                                    David A. Cheadle
                                        Title:      Assistant Treasurer

                                        KAISER ALUMINUM CORPORATION

                                        By      /s/ David A. Cheadle
                                                    David A. Cheadle
                                        Title:      Assistant Treasurer

              EXHIBIT 1 TO THIRD AMENDMENT TO POST-PETITION CREDIT
        AGREEMENT, SECOND AMENDMENT TO POST-PETITION PLEDGE AND SECURITY
                      AGREEMENT AND CONSENT OF GUARANTORS

                                                                       EXHIBIT F

                       DESCRIPTION OF KAISER CENTER ASSETS

                  (a) The land (the "Land") lying beneath the Kaiser Center
office building, garage and mall (the "Building") generally located at 300
Lakeside Drive, Webster Street and 21st Street, Oakland, California;

                  (b) The mall portion of the Building (the "Mall Building")
generally located at Webster Street and 21st Street, Oakland, California;

                  (c) The real property used as a surface parking lot located at
21st Street and 22nd Street, Oakland, California (the "Parking Lot"), subject to a Parking Lease, dated December 30, 1983, as amended, between Kaiser Center
Properties, a California partnership, as landlord, the Company and Prentiss
Properties Acquisitions Partners, L.P., or, if elected by the buyer, a one hundred percent ownership interest in the entity that holds fee simple title to the Parking Lot;

                  (d) The rights of Kaiser Center, Inc. ("KCI") as landlord
under that certain Ground Lease entered into by and between KCI and Kalan
Associates Limited Partnership ("Kalan") as tenant, dated as of August 15, 1983
(the "Ground Lease");

                  (e) The rights of Alwis as tenant under that certain Master
Lease, entered into by and between Kalan as landlord and Alwis Leasing Corp.
(subsequently merged into Alwis) as tenant, dated as of August 15, 1983 and pertaining to the Land and the Building (the "Master Lease");

                  (f) All interests of the Company and Alwis under that certain
Sublease Agreement entered into by and between Alwis as landlord and the Company as tenant, dated as of August 15, 1983, and pertaining to the Building (the
"Sublease");

                  (g) All interests of the Company in and to leases of space in the Building and in any guaranties, security deposits, letters of credit or other security held by the Company in connection therewith;

                  (h) That certain Promissory Note made by Kalan in the original amount of three million two hundred thirty-seven thousand four hundred eighty-five dollars ($3,237,485), dated as of August 15, 1983 (the "Third Note")
made to and for the benefit of Zenith Insurance Company ("Zenith"), the Third
Note having been acquired by the Company from Zenith;

                  (i) The Deed of Trust made by Kalan and joined in by KCI to secure the Third Note;

                  (j) That certain Assignment of Leases and Agreement made by
Kalan for the benefit of Zenith on August 15, 1983 as additional security for payment of the Third Note and other obligations of Kalan to Zenith (the "Third
Lease Assignment"), all rights of Zenith thereunder having been assigned to the
Company in connection with endorsement of the Third Note to the Company;

                  (k) UCC Financing Statement made by Kalan and KCI to Zenith to secure the Third Note;

                  (1) That certain agreement made by Kalan obligating itself to pay the original sum of seventeen million one hundred twenty thousand dollars
($17,120,000) dated as of August 15, 1983 for the benefit of Resources Property
Development Corp. (referred to herein as the "Fourth Note"), the Fourth Note having been acquired by the Company by assignment;

                  (m) The Deed of Trust made by Kalan to secure the Fourth Note for the benefit of Resources Property Development Corp. (the "Fourth Deed of
Trust"), the beneficial interest in the Fourth Deed of Trust having been assigned to the Company;

                  (n) All security interests, collateral assignments, pledges, guaranties and other security held by the Company, KCI or Alwis to secure or with respect to any of the interests referred to in (g) through (1) above and all certificates, resolutions and other proofs of authority with respect thereto;

                  (o) All permits, entitlements and other licenses and rights held by the Company, KCI or Alwis with respect to the real property and improvements that constitute the Kaiser Center (the "Property") or other property interests pertaining the Property;

                  (p) Various contracts, contract rights, warranties and service agreements held by the Company, KCI or Alwis with respect to any of the
Property; and

                  (q) All personal property owned and used by the Company, KCI or Alwis exclusively in connection with the management and operation of the
Building.

                                  SCHEDULE VII

                                  PLEDGED NOTES

1. Subordinated Note, dated April 30, 1985, as amended, for the original principal amount of $8,000,000, and a balance at October 31, 2002, of
$4,275,000, payable to Kaiser Aluminum & Chemical Corporation, or order, by
National Refractories & Minerals Corporation.

2. Standby Revolving Credit Note, dated September 20, 1990, for the original amount of $2,500,000, and a balance at October 31, 2002, of $2,500,000, payable to Kaiser Aluminum & Chemical Corporation, or order, by National
Refractories & Minerals Corporation.

3. Non-Negotiable Intercompany Note, dated December 21, 1989, as amended effective as of July 1, 1993 and December 11, 2000, payable to Kaiser Aluminum &
Chemical Corporation, or order, by KaiserTech Limited (now named Kaiser Aluminum
Corporation)(the "KT Note").

4. Promissory Note, dated August 15, 1983, for the original principal amount of
$3,237,485 and a balance at October 31, 2002, of $30,275,872, payable to Kaiser
Aluminum & Chemical Corporation by Kalan Associates Limited Partnership)(now
named Newkirk Kalan, LLP).

5. Intercompany Demand Note, dated February 15, 1994, issued by Kaiser Aluminum
& Chemical Corporation and made payable to the order of Akron Holding
Corporation.

6. Intercompany Demand Note, dated February 15, 1994, issued by Kaiser Aluminum
& Chemical Corporation and made payable to the order of Kaiser Aluminum &
Chemical Investment, Inc.

7. Intercompany Demand Note, dated February 15, 1994, issued by Kaiser Aluminum
& Chemical Corporation and made payable to the order of Kaiser Aluminum
Properties, Inc.

8. Intercompany Demand Note, dated February 15, 1994, issued by Kaiser Aluminum
& Chemical Corporation and made payable to the order of Kaiser Aluminum
Technical Services, Inc.

9. Intercompany Demand Note, dated February 15, 1994, issued by Kaiser Aluminum
& Chemical Corporation and made payable to the order of Oxnard Forge Die
Company, Inc.

10. Intercompany Demand Note, dated February 15, 1994, issued by Kaiser Aluminum
& Chemical Corporation and made payable to the order of Kaiser Aluminum
International, Inc.

11. Intercompany Demand Note, dated February 15, 1994, issued by Kaiser Aluminum
& Chemical Corporation and made payable to the order of Kaiser Finance
Corporation.

12. Intercompany Demand Note, dated February 15, 1994, issued by Kaiser Alumina
Australia Corporation and made payable to the order of Kaiser Finance
Corporation.

13. Intercompany Demand Note, dated February 15, 1994, issued by Kaiser Jamaica
Corporation and made payable to the order of Kaiser Finance Corporation.

14. Intercompany Demand Note, dated February 15, 1994, issued by Alpart Jamaica
Inc. and made payable to the order of Kaiser Finance Corporation.

15. Intercompany Demand Note, dated February 15, 1994, issued by Kaiser Aluminum
& Chemical Corporation and made payable to the order of Kaiser Alumina
Australia Corporation.

16. Intercompany Demand Note, dated February 15, 1994, issued by Kaiser Finance
Corporation and made payable to the order of Kaiser Alumina Australia
Corporation.

17. Intercompany Demand Note, dated June 30, 1997, issued by Kaiser Bellwood
Corporation and made payable to the order of Kaiser Finance Corporation.

                                   SCHEDULE IX

                                 PLEDGED SHARES

                                                         JURISDICTION
                                                              OF                        CERTIFICATE     NUMBER OF          PERCENTAGE
       GRANTOR                     ISSUER                ORGANIZATION        CLASS         NO.(S)         SHARES            OF CLASS

Kaiser Aluminum &           Akron Holding             Ohio                common             2            100               100%
Chemical Corporation        Corporation
Kaiser Aluminum &           Anglesey Aluminum         United Kingdom                        23         12,862,500            49%
Chemical Corporation        Limited
Kaiser Aluminum &           Kaiser Aluminum           Delaware            common             4            100               100%
Chemical Corporation        International, Inc.
Kaiser Aluminum &           Kaiser Aluminum &         Ontario             common            C-1          40,426              65%
Chemical Corporation        Chemical Canada
                            Investment Limited
Kaiser Aluminum &           Kaiser Aluminum &         Ontario             preferred        NP-6          34,356              40%
Chemical Investment, Inc.   Chemical Canada
                            Investment Limited
Kaiser Aluminum &           Kaiser Aluminum &         Delaware            common             1             10               100%
Chemical Corporation        Chemical Investment,
                            Inc.
Kaiser Aluminum &           Kaiser Aluminum &         Ontario             common            C-2        1,806,841           17.4%
Chemical Investment, Inc.   Chemical of Canada
                            Limited
Kaiser Aluminum &           Kaiser Aluminum           Delaware            common             2             10               100%
Chemical Corporation        Properties, Inc.
Kaiser Aluminum &           Kaiser Aluminum           California          common             1           2,500              100%
Chemical Corporation        Technical Services, Inc.
Kaiser Aluminum &           Kaiser Bauxite Company    Nevada              common             1           10,000             100%
Chemical Corporation                                                                         2          140,000
Kaiser Aluminum &           Kaiser Bellwood           Delaware            common             1           1,000              100%
Chemical Corporation        Corporation
Kaiser Alumina Australia    Kaiser Finance            Delaware            common             1           1,000              100%
Corporation                 Corporation
Kaiser Aluminum &           Oxnard Forge Die          California          common             1           1,000              100%
Chemical Corporation        Company, Inc.
Kaiser Aluminum &           Trochus Insurance         Bermuda                               32           78,000              65%
Chemical Corporation        Company, Ltd.                                                   42          325,000
Kaiser Aluminum &           Volta Aluminum Company    Ghana                                 85         2,357,146             55%
Chemical Corporation        Limited
Kaiser Aluminum             Kaiser Aluminum &         Delaware            common         CNB 81285     44,898,914           100%
Corporation                 Chemical Corporation                                         CNB 81286     1,272,045
                                                                                         CNB 81288        406